                         OPPENHEIMER REAL ASSET FUND
                                (the "Trust")

                                   BY-LAWS
               (as amended and restated as of October 24, 2000)

                                  ARTICLE I

                                 SHAREHOLDERS

      Section 1. Place of Meeting.  All  meetings of the  Shareholders  (which
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terms as used  herein  shall,  together  with all other  terms  defined in the
Declaration  of Trust,  have the same meaning as in the  Declaration of Trust)
shall be held at the  principal  office of the Trust or at such other place as may from time to time be  designated  by the Board of  Trustees  and stated in the notice of meeting.

      Section 2.  Shareholder  Meetings.  Meetings of the Shareholders for any
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purpose or purposes  may be called by the  Chairman of the Board of  Trustees, if any, or by the  President  or by the Board of Trustees  and shall be called
by  the  Secretary   upon  receipt  of  the  request  in  writing   signed  by
Shareholders  holding  not less than one third of the entire  number of Shares issued and outstanding and entitled to vote thereat.  Such request shall state the purpose or purposes of the proposed meeting. In addition,  meetings of the
Shareholders  shall be called by the Board of  Trustees  upon  receipt  of the request in writing signed by Shareholders  that hold not less than ten percent of the entire  number of Shares  issued and  outstanding  and entitled to vote thereat,  stating that the purpose of the proposed meeting is the removal of a
Trustee.

      Section 3. Notice of Meetings of Shareholders. Written or printed
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notice of every meeting of Shareholders, stating the time and place thereof
(and the general nature of the business proposed to be transacted at any special or extraordinary meeting), shall be given to each Shareholder entitled to vote at such meeting by leaving the same with each Shareholder at the Shareholder's residence or usual place of business or by mailing it, postage prepaid and addressed to the Shareholder's address as it appears upon
the books of the Fund.   In lieu thereof, such notice also may be delivered
by such other means, for example electronic delivery, to the extent consistent with applicable laws.

      No notice of the time,  place or purpose of any meeting of  Shareholders need be given to any  Shareholder  who attends in person or by proxy or to any
Shareholder  who,  in  writing  executed  and filed  with the  records  of the meeting, either before or after the holding thereof, waives such notice.

      Section 4. Record  Dates.  The Board of Trustees may fix, in advance,  a
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record date for the  determination  of Shareholders  entitled to notice of and to vote at any meeting of Shareholders  and  Shareholders  entitled to receive any  dividend  payment  or  allotment  of  rights,  as the case  may be.  Only
Shareholders  of record on such date and entitled to receive such dividends or rights  shall be  entitled  to  notice  of and to vote at such  meeting  or to receive such dividends or rights, as the case may be.

      Section 5. Access to Shareholder  List. The Board of Trustees shall make
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available a list of the names and  addresses of all  Shareholders  as recorded on the books of the Trust,  upon  receipt of the request in writing  signed by not less  than ten  Shareholders  (who  have  been such for at least 6 months)
holding  Shares of the Trust  valued at $25,000  or more at  current  offering price (as  defined in the  Trust's  Prospectus)  or holding  not less than one percent  in amount of the  entire  number  of shares of the Trust  issued  and
outstanding;   such  request  must  state  that  such   Shareholders  wish  to
communicate with other  Shareholders with a view to obtaining  signatures to a request for a meeting to remove one or more trustees  pursuant to Section 2 of
Article I and Section 2 of Article II of these By-Laws and be  accompanied  by a form of  communication  to the  Shareholders.  The Board of Trustees may, in
its  discretion,  satisfy its  obligation  under this Section 5 by either,  as required by Section 16(c) of the Investment  Company Act, making available the
Shareholder List to such  Shareholders at the principal  offices of the Trust, or at the offices of the  Trust's  transfer  agent,  during  regular  business hours, or by mailing a copy of such Shareholders'  proposed  communication and form of request, at their expense, to all other Shareholders.  Notwithstanding the  foregoing,  the Board of Trustees  may also take such other action as may be permitted under Section 16(c) of the Investment Company Act.

      Section 6. Quorum,  Adjournment  of Meetings.  The presence in person or
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by proxy of the holders of record of more than one-third of the Shares,  or of the shares of any Series or Class,  of the Trust  issued and  outstanding  and entitled to vote  thereat,  shall  constitute a quorum,  respectively,  at all meetings  of the  Shareholders;  provided,  however,  that if any action to be taken by the  Shareholders  or by a Series or Class at a meeting  requires  an affirmative  vote  of a  majority,  or more  than a  majority,  of the  shares outstanding  and  entitled to vote,  then in such event the presence in person or by proxy  of the  holders  of a  majority  of the  shares  outstanding  and entitled  to  vote  at  such a  meeting  shall  constitute  a  quorum  for all purposes.  At a meeting at which a quorum is present,  a vote of a majority of the quorum shall be sufficient to transact all business at the meeting.  If at any meeting of the  Shareholders  there  shall be less than a quorum  present, the  Shareholders  or Trustees  present at such meeting may,  without  further notice,  adjourn the same from time to time until a quorum shall  attend,  but no business shall be transacted at any such  adjourned  meeting except such as might have been lawfully transacted had the meeting not been adjourned.

      If a quorum  is  present  but  sufficient  votes in favor of one or more proposals  have not been  received,  any of the  persons  named as  proxies or attorneys-in-fact  may propose and  approve  one or more  adjournments  of the meeting  to  permit  further  solicitation  of  proxies  with  respect  to any proposal.  All  such  adjournments  will  require  the  affirmative  vote of a majority  of the shares  present  in person or by proxy at the  session of the meeting to be adjourned.  Prior to any such  adjournment,  any lawful business may be transacted.

      Section 7.  Voting and  Inspectors.  At all  meetings  of  shareholders,
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every  shareholder  of  record  entitled  to  vote at such  meeting  shall  be entitled to vote at such meeting either in person of by proxy.  Proxies may be given by or on behalf of a  Shareholder  in  writing or by  electronic  means, including by telephone, facsimile or via the Internet.

      At all meetings of Shareholders,  each Shareholder  shall be entitled to one  vote on  each  matter  submitted  to a vote  of the  Shareholders  of the affected  Series or Class for each Share  standing in his name on the books of the Trust on the date fixed for  determination of Shareholders of the affected
Series or Class  entitled  to vote at such  meeting  (except,  if the Board so determines,  for Shares  redeemed prior to the meeting),  and each such Series shall vote as an individual  class  ("Individual  Class Voting");  a Series or
Class  shall be  deemed  to be  affected  when a vote of the  holders  of that
Series or Class on a matter  is  required  by the  Investment  Company  Act of
1940;  provided,  however,  that as to any matter with respect to which a vote of  Shareholders  is required by the Investment  Company Act of 1940 or by any applicable law that must be complied with,  such  requirements as to a vote by
Shareholders  shall  apply in lieu of  Individual  Class  Voting as  described above.  Any fractional Share shall carry  proportionately  all the rights of a whole Share,  including the right to vote and the right to receive  dividends.
Any  Shareholder  thus  entitled to vote at any such  meeting of  Shareholders shall  be  entitled  to  vote  either  in  person  or by  proxy  appointed  by instrument in writing  subscribed by such  Shareholder or his duly  authorized attorney-in-fact.

      All elections of Trustees  shall be had by a plurality of the votes cast and all  questions  shall be decided by a majority of the votes cast,  in each case at a duly  constituted  meeting,  except  as  otherwise  provided  in the
Declaration  of Trust or in these By-Laws or by specific  statutory  provision superseding the restrictions  and limitations  contained in the Declaration of
Trust or in these By-Laws.

      At any election of Trustees,  the Board of Trustees  prior  thereto may, or, if they have not so acted,  the  Chairman of the meeting may, and upon the request of the holders of ten percent (10%) of the Shares  entitled to vote at such  election  shall,  appoint two  inspectors  of  election  who shall first subscribe  an  oath  or  affirmation  to  execute  faithfully  the  duties  of inspectors  at such  election  with strict  impartiality  and according to the best of their ability,  and shall after the election make a certificate of the result of the vote  taken.  No  candidate  for the office of Trustee  shall be appointed such Inspector.

      The  Chairman of the meeting may cause a vote by ballot to be taken upon any  election or matter,  and such vote shall be taken upon the request of the holders of ten percent  (10%) of the Shares  entitled to vote on such election or matter.

      Section 8.  Conduct  of  Shareholders'  Meetings.  The  meetings  of the
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Shareholders  shall be presided over by the Chairman of the Board of Trustees, if any, or if he shall not be present,  by the  President,  or if he shall not be present,  by a  Vice-President,  or if none of the Chairman of the Board of
Trustees,  the President or any Vice-President is present, by a chairman to be elected at the meeting.  The Secretary of the Trust, if present,  shall act as
Secretary of such meetings,  or if he is not present,  an Assistant  Secretary shall so act,  or if neither  the  Secretary  nor an  Assistant  Secretary  is present, than the meeting shall elect its secretary.

      Section 9.  Concerning  Validity  of  Proxies,  Ballots,  Etc.  At every
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meeting  of the  Shareholders,  all  proxies  shall be  received  and taken in charge of and all ballots  shall be received and canvassed by the secretary of the meeting,  who shall decide all  questions  touching the  qualification  of voters,  the  validity of the  proxies,  and the  acceptance  or  rejection of votes,  unless inspectors of election shall have been appointed as provided in
Section 7, in which event such  inspectors  of election  shall decide all such questions.

                                  ARTICLE II

                              BOARD OF TRUSTEES

      Section 1. Number and Tenure of Office.  The business and affairs of the
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Trust shall be conducted and managed by a Board of Trustees  consisting of the number of initial  Trustees,  which  number may be  increased  or decreased as provided  in  Section  2 of  this  Article.  Each  Trustee  shall,  except  as otherwise provided herein,  hold office until the next meeting of Shareholders of the Trust  following  his  election  called  for the  purpose  of  electing
Trustees or until his successor is duly elected and  qualifies.  Trustees need not be Shareholders.

      Section 2.  Increase  or Decrease in Number of  Trustees;  Removal.  The
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Board  of  Trustees,  by the  vote of a  majority  of the  entire  Board,  may increase  the number of Trustees to a number not  exceeding  fifteen,  and may elect  Trustees  to fill the  vacancies  created by any such  increase  in the number of Trustees  until the next meeting  called for the purpose of electing
Trustees or until their successors are duly elected and qualify;  the Board of
Trustees,  by the  vote  of a  majority  of the  entire  Board,  may  likewise decrease  the  number of  Trustees  to a number  not less  than  three but the tenure of office of any Trustee  shall not be  affected by any such  decrease.
Vacancies  occurring other than by reason of any such increase shall be filled by a vote of a majority of the entire  Board then  sitting.  In the event that after the proxy  material  has been printed for a meeting of  Shareholders  at which  Trustees are to be elected and any one or more  nominees  named in such proxy  material  should  die,  become  incapacitated  or  fail  to  stand  for election,  the authorized number of Trustees shall be automatically reduced by the  number  of such  nominees,  unless  the  Board of  Trustees  prior to the meeting shall otherwise determine.

      A Trustee at any time may be  removed  either  with or without  cause by resolution  duly adopted by the  affirmative  votes of the holders of not less than two-thirds of the outstanding  Shares of the Trust,  present in person or by proxy at any  meeting  of  Shareholders  at which  such  vote may be taken, provided that a quorum is present.  Any Trustee at any time may be removed for cause by  resolution  duly  adopted at any  meeting  of the Board of  Trustees provided  that notice  thereof is  contained in the notice of such meeting and that such  resolution  is  adopted  by the vote of at least two  thirds of the
Trustees  whose  removal is not  proposed.  As used herein,  "for cause" shall mean any cause which  under  Massachusetts  law would  permit the removal of a
Trustee of a business trust.

      Section 3. Place of Meeting. The Trustees may hold their meetings,  have
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one or more offices,  and keep the books of the Trust  outside  Massachusetts, at any office or  offices of the Trust or at any other  place as they may from time to time by  resolution  determine,  or, in the case of meetings,  as they may from time to time by  resolution  determine  or as shall be  specified  or fixed in the respective notices or waivers of notice thereof.

      Section 4. Regular  Meetings.  Regular meetings of the Board of Trustees
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shall be held at such time and on such  notice,  if any, as the  Trustees  may from time to time determine.

      Section 5. Special  Meetings.  Special meetings of the Board of Trustees
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may be held  from  time to time  upon  call of the  Chairman  of the  Board of
Trustees,  if any,  the  President  or two or more of the  Trustees,  by oral, telegraphic  or  written  notice  duly  served  on or sent or  mailed  to each
Trustee not less than one day before such meeting.  No notice need be given to any Trustee  who  attends in person or to any Trustee who in writing  executed and filed with the records of the meeting  either  before or after the holding thereof,  waives such  notice.  Such notice or waiver of notice need not state the purpose or purposes of such meeting.

      Section 6.  Quorum.  A majority  of the  Trustees  then in office  shall
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constitute a quorum for the  transaction  of business,  provided that a quorum shall in no case be less than two  Trustees.  If at any  meeting  of the Board there  shall be less than a quorum  present  (in  person or by open  telephone line,  to the extent  permitted  by the  Investment  Company  Act of 1940 (the
"1940  Act")),  a majority of those  present may adjourn the meeting from time to time until a quorum  shall have been  obtained.  The act of the majority of the  Trustees  present at any meeting at which there is a quorum  shall be the act  of  the  Board,  except  as may be  otherwise  specifically  provided  by statute, by the Declaration of Trust or by these By-Laws.

      Section  7.  Executive  Committee.  The Board of  Trustees  may,  by the
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affirmative  vote of a majority of the entire  Board,  elect from the Trustees an  Executive  Committee  to consist of such number of Trustees  (but not less than two) as the Board may from time to time determine.  The Board of Trustees by such  affirmative  vote shall have power at any time to change the  members of such  Committee  and may fill  vacancies in the  Committee by election from the  Trustees.  When the Board of Trustees is not in  session,  the  Executive
Committee  shall have and may  exercise  any or all of the powers of the Board of  Trustees  in the  management  of the  business  and  affairs  of the Trust
(including  the power to authorize  the seal of the Trust to be affixed to all papers  which may  require  it) except as provided by law and except the power to increase  or decrease  the size of, or fill  vacancies  on, the Board.  The
Executive  Committee  may fix its own rules of procedure,  and may meet,  when and as provided by such rules or by resolution  of the Board of Trustees,  but in every case the presence of a majority  shall be  necessary to  constitute a quorum. In the absence of any member of the Executive  Committee,  the members thereof present at any meeting,  whether or not they constitute a quorum,  may appoint a member of the Board of  Trustees  to act in the place of such absent member.

      Section 8. Other Committees.  The Board of Trustees,  by the affirmative
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vote of a majority of the entire  Board,  may appoint other  committees  which shall in each case  consist  of such  number of members of the Board (not less than  two) and  shall  have and may  exercise  such  powers  as the  Board may determine in the resolution  appointing them. A majority of all members of any such  committee may  determine  its action,  and fix the time and place of its meetings,  unless the Board of Trustees shall otherwise provide.  The Board of
Trustees  shall have power at any time to change the members and powers of any such committee, to fill vacancies, and to discharge any such committee.

      Section 9.  Informal  Action by and  Telephone  Meetings of Trustees and
                  ------------------------------------------------------------
Committees.  Any action  required or  permitted  to be taken at any meeting of
-----------
the  Board  of  Trustees  or any  committee  thereof  may be taken  without  a meeting,  if a written  consent to such action is signed by all members of the
Board,  or of such  committee,  as the case may be.  Trustees  or members of a committee of the Board of Trustees may  participate in a meeting by means of a conference telephone or similar communications  equipment;  such participation shall,  except as otherwise  required by the 1940 Act, have the same effect as presence in person.

      Section 10.  Compensation  of Trustees and Committee  Members.  Trustees
                   -------------------------------------------------
and  members of the  Committees  appointed  by the Board  shall be entitled to receive such  compensation  from the Trust for their services as may from time to time be voted by the Board of Trustees.

      Section 11. Dividends.  Dividends or distributions payable on the Shares
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of any  Series  or Class of the  Trust  may,  but  need  not be,  declared  by specific resolution of the Board as to each dividend or distribution;  in lieu of such specific resolutions, the Board may, by general resolution,  determine the method of computation  thereof, the method of determining the Shareholders of the  Series  or  Class  to  which  they  are  payable  and the  methods  of determining  whether and to which  Shareholders they are to be paid in cash or in additional Shares.

      Section 12.  Indemnification.  Before an indemnitee shall be indemnified
                   ----------------
by the Trust,  there shall be a  reasonable  determination  upon review of the facts that the person to be indemnified  was not liable by reason of disabling conduct as defined in the  Declaration  of Trust.  Such  determination  may be made  either by vote of a  majority  of a quorum of the Board who are  neither
"interested  persons"  of the Trust or the  investment  adviser nor parties to the  proceeding  or by  independent  legal  counsel.  The  Trust  may  advance attorneys'  fees  and  expenses  incurred  in  a  covered  proceeding  to  the indemnitee  if the  indemnitee  undertakes  to repay the advance  unless it is determined  that he is entitled to  indemnification  under the  Declaration of
Trust.  Also at least one of the following  conditions must be satisfied:  (1)
the  indemnitee  provides  security for his  undertaking,  or (2) the Trust is insured  against  losses  arising  by  reason  of  lawful  advances,  or (3) a majority of the  disinterested  nonparty Trustees or independent legal counsel in a written opinion shall  determine,  based upon review of all of the facts, that there is reason to believe that the indemnitee  will  ultimately be found entitled to indemnification.

                                 ARTICLE III

                                   OFFICERS

      Section 1.  Executive  Officers.  The  executive  officers  of the Trust
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shall  include a Chairman of the Board of Trustees,  a President,  one or more
Vice-Presidents  (the  number  thereof  to  be  determined  by  the  Board  of
Trustees),  a Secretary  and a  Treasurer.  The  Chairman of the Board and the
President  shall be selected  from among the  Trustees.  The Board of Trustees
may  also  in  its  discretion   appoint  Assistant   Secretaries,   Assistant
Treasurers,   and  other  officers,  agents  and  employees,  who  shall  have authority and perform such duties as the Board or the Executive  Committee may determine.  The Board of Trustees may fill any vacancy  which may occur in any office. Any two offices,  except those of Chairman of the Board and Secretary, and President and  Secretary,  may be held by the same person,  but no officer shall  execute,  acknowledge  or  verify  any  instrument  in  more  than  one capacity,  if such  instrument  is  required  by law or  these  By-Laws  to be executed, acknowledged or verified by two or more officers.

      Section 2. Term of Office.  The term of office of all officers  shall be
                 ---------------
until  their  respective  successors  are chosen  and  qualify;  however,  any officer may be removed  from  office at any time with or without  cause by the vote of a majority of the entire Board of Trustees.

      Section 3. Powers and Duties.  The officers of the Trust shall have such
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powers and duties as generally  pertain to their respective  offices,  as well as such powers and duties as may from time to time be  conferred  by the Board of Trustees or the Executive Committee.  Unless otherwise ordered by the Board of Trustees, the Chairman of the Board shall be the Chief Executive Officer.

                                  ARTICLE IV

                                    SHARES

      Section 1. Share  Certificates.  The Board of Trustees has discretion to
                 --------------------
determine  from time to time whether (i) all of the Shares of the Trust or any
Series or Class shall be issued without certificates,  or (ii) if certificates are to be issued for any Shares,  the extent and conditions for such issuance, and the form(s) of such certificates.

      Section 2.  Transfer  of Shares.  Shares of any Series or Class shall be
                  --------------------
transferable  on the books of the Trust by the holder  thereof in person or by his duly  authorized  attorney or legal  representative,  upon  surrender  and cancellation  of  certificates,  if any, for the same number of Shares of that
Series or Class,  duly  endorsed  or  accompanied  by  proper  instruments  of assignment and transfer,  with such proof of the authenticity of the signature as the Trust or its agent may  reasonably  require;  in the case of shares not represented by certificates,  the same or similar  requirements may be imposed by the Board of Trustees.

      Section 3. Share  Ledgers.  The share  ledgers of the Trust,  containing
                 ---------------
the name and address of the  Shareholders of each Series or Class of the Trust and the number of shares of that Series or Class,  held by them  respectively, shall be kept at the principal  offices of the Fund or, if the Trust employs a transfer agent, at the offices of the transfer agent of the Trust.
      Section  4.  Lost,  Stolen  or  Destroyed  Certificates.  The  Board  of
                   -------------------------------------------
Trustees may  determine the  conditions  upon which a new  certificate  may be issued in place of a  certificate  which is alleged to have been lost,  stolen or  destroyed;  and  may,  in  their  discretion,  require  the  owner of such certificate or his legal  representative  to give bond, with sufficient surety to the  Trust  and the  transfer  agent,  if any,  to  indemnify  it and  such transfer  agent  against any and all loss or claims  which may arise by reason of the issue of a new  certificate in the place of the one so lost,  stolen or destroyed.

                                  ARTICLE V

                                     SEAL

      The Board of Trustees  shall  provide a suitable  seal of the Trust,  in such form and bearing such inscriptions as it may determine.

                                  ARTICLE VI

                                 FISCAL YEAR

      The fiscal year of the Trust shall be fixed by the Board of Trustees.

                                 ARTICLE VII

                             AMENDMENT OF BY-LAWS

      The By-Laws of the Trust may be altered,  amended,  added to or repealed by the  Shareholders or by majority vote of the entire Board of Trustees,  but any such  alteration,  amendment,  addition or repeal of the By-Laws by action of the Board of Trustees may be altered or repealed by the Shareholders.

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